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CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

EXHIBIT 10.17

AMENDMENT OF DISTRIBUTION AGREEMENT

        This Amendment (the "Amendment") of the Distribution Agreement effective June 1, 1999 by and between MEDIA GENERAL FINANCIAL SERVICES, INC. ("Media") and HOOVER'S, INC. ("HOOVER'S") (the "Distribution Agreement") is made by and between Media and HOOVER'S as of this 11th day of January, 2002. Upon the execution of this Amendment, this Amendment will be binding upon Media and HOOVER'S. All capitalized terms not otherwise defined herein shall have the meanings specified in the Distribution Agreement. Media and HOOVER'S hereby agree as follows:

1.
Amendments. The Distribution Agreement is hereby amended as follows:

(a)
Section 12 of the Agreement is hereby amended to provide that the term of the Distribution Agreement will be extended for a period of three (3) months, through August 31, 2002, with the existing terms and conditions (including without limitation the monthly payment of [*] of "net revenue" as provided in Section 4(a)) to remain in full force and effect during such extension period.
(b)
HOOVER'S shall have the right to terminate the Agreement at any time between June 1, 2002 and August 31, 2002 by providing Media with at least thirty (30) days' prior written notice of its intention to terminate the Agreement; provided that the parties acknowledge that HOOVER'S right to continue to use the Media data in existing non-electronic hard copy, physical products and those non-electronic hard copy, physical products under preparation, as provided in Section 12, shall continue for a period of twelve (12) months following the date of such termination.
(c)
The parties acknowledge that the terms and conditions as provided in the Distribution Agreement may be replaced by a new agreement to be entered into between the parties following June 1, 2002.

2.
Effect. The provisions of this Amendment will control over any inconsistent provisions of the Distribution Agreement. Except as specifically amended as set forth above, all other rights and obligations of the parties set forth in the Distribution Agreement shall remain in full force and effect.

By signature below, Media and HOOVER'S have each caused this Amendment to be executed as of the 11th day of January, 2002.

MEDIA GENERAL FINANCIAL SERVICES, INC. 111 N. 4th Richmond, Virginia 23219	HOOVER'S, INC. 5800 Airport Rd. Austin, Texas 78752
By:	By:
Name:	Title:
Title:	Date:

[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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  EXHIBIT 10.17
AMENDMENT OF DISTRIBUTION AGREEMENT